Exhibit 99.6

LOCK-UP LETTER AGREEMENT

November 17, 2021

Orbital Energy Group, Inc.

1924 Aldine Western Road

Houston, Texas 77038

Reference is hereby made to that certain Membership Unit Purchase Agreement, dated even date herewith, by and among Orbital Energy Group, Inc., a Colorado corporation (the “Company”), and the other parties as signatories thereto (the “Purchase Agreement”). Defined terms not otherwise defined in this Lock-Up Letter Agreement (this “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement.

Pursuant to Section 2.02 of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned hereby irrevocably agrees and covenants that, from the date hereof until the second anniversary following the Closing Date for each of the Sellers (such period, as applicable to each Seller, the “Restriction Period”), the undersigned will not (i) offer, pledge, hypothecate, sell, contract to sell, grant any option or contract to purchase, or otherwise dispose of, directly or indirectly, any Buyer Common Stock or (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of any Buyer Common Stock, or result in the change to any of the economic consequences of ownership of Buyer Common Stock, whether any such transaction described in clause (i) or (ii) above, is to be settled by delivery of Buyer Common Stock to Sellers under this Agreement or such other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Buyer Common Stock, provided that: (i) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the applicable Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (ii) any such transfer shall not involve a disposition for value, (iii) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and no report of such transfer shall be made voluntarily, and (iv) neither the undersigned, nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to a transfer:

(a)         as a bona fide gift or gifts;

(b)         to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean a spouse or the lineal descendant of the undersigned’s parents);

(c)         to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

(d)         if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

(e)         if the undersigned is a trust, to the beneficiary of such trust; or

(f)         by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Purchase Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will directly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas (Dallas Division) or the Civil District Courts of the State of Texas in Dallas County, Texas, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper.

The undersigned understands that the Company is relying on this Letter Agreement in proceeding toward consummation of the public offering contemplated by the Underwriting Agreement. This Letter Agreement is irrevocable and shall be binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned.

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Very truly yours, TIDAL POWER GROUP, LLC, a Texas limited liability company Signature: /s/ Monty Janak Printed Name: Monty Janak Title: Manager

Address: 4211 Chance Lane, Rosharon, TX 77583

Orbital Energy Group, Inc.,

a Colorado corporation

By: /s/ William J. Clough

Name: William J. Clough

Title: Executive Chairman & CLO